UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 11, 2007 (December 10, 2007)

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Severance Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          Zix Corporation (the “Registrant” or the “Company”) and Richard D. Spurr, the Registrant’s Chairman, Chief Executive Officer and President (“Mr. Spurr”), have entered into a severance agreement (the “Severance Agreement”) as of December 10, 2007.
          The Severance Agreement supersedes the severance payment provisions contained in a January 2004 employment agreement (the “Employment Agreement”) between the Registrant and Mr. Spurr. The Employment Agreement had been entered into between the parties in connection with the inception of Mr. Spurr’s employment with the Registrant. The fixed employment term provisions of the employment agreement expired February 1, 2005. The separation payment provisions contained in the Employment Agreement provided for the payment to Mr. Spurr of nine months of base salary upon the occurrence of specified separation events.
          The material provisions of the Severance Agreement are summarized below. The following summary of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance Agreement attached as an exhibit to this Form 8-K. In the event of a conflict between the summary below and the provisions of the Severance Agreement, the provisions of the Severance Agreement prevail. There is currently no employment agreement between the Registrant and Mr. Spurr that calls for a fixed term of employment.
          Payment Provisions
          The Severance Agreement provides for one payment to Mr. Spurr of 12 months of base salary and up to 12 months of the premium cost for COBRA continuation health benefits (collectively, the “Severance Payment”) if:
          (a) Mr. Spurr’s employment is terminated by the Company without “cause,” as such term in defined in the Severance Agreement;
          (b) Mr. Spurr resigns from employment with the Company on or before the 180th day following a “change in control,” as such term in defined in the Severance Agreement; or
          (c) Mr. Spurr resigns employment for “good reason,” as such term is defined in the Severance Agreement.
          Only one Severance Payment is permitted under the Severance Agreement.

          Other Material Provisions
          The Severance Agreement provides that if Mr. Spurr separates from employment with the Company and he is a member of the Company’s Board of Directors at the time of employment separation, then he shall be deemed to have tendered his resignation from the Board of Directors. The Board of Directors has the discretion to accept or not accept the deemed resignation.
          The Severance Agreement also contains provisions prohibiting conflicts of interest during the term of Mr. Spurr’s employment and post-employment customer and employee non-solicitation provisions and post-employment non-competition provisions.
          The Severance Agreement also contains an arbitration provision that provides for binding arbitration to resolve all claims arising under, or pertaining to, the Severance Agreement, Mr. Spurr’s employment (or its termination), or any other claim that he may have against the Company or any and its affiliated companies, or any other specified persons.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement, dated December 10, 2007, between Zix Corporation and Richard D. Spurr.
SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: December 11, 2007	By:	/s/ Barry W. Wilson
Barry W. Wilson
Chief Financial Officer and Treasurer

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